STATEMENT TO INVESTOR CERTIFICATEHOLDERS
FOR SIGNET HELOC TRUST 1995-A
HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1995-A
POOLING AND SERVICING AGREEMENT DATED DECEMBER 06, 1995


DISTRIBUTION DATE                                                                                 6/20/96
COLLECTION PERIOD                                                                     05/01/96 - 05/31/96

BALANCES AND FACTORS

Beginning Pool Balance                                                                     457,870,229.33
Beginning Invested Amount                                                                  447,856,927.57
Beginning Investor Certificate Principal Balance                                           442,569,205.57

Ending Pool Balance                                                                        447,346,567.47
Ending Invested Amount                                                                     438,399,636.12
Ending Investor Certificate Principal Balance                                              433,111,914.12

Pool Factor                                                                                     0.9009988

RATES AND PERCENTAGES
Certificate Rate                                                                                    5.696%
Floating Allocation Percentage                                                                      97.81%

COLLECTIONS
Interest Collections (net of Servicing Fee)                                                  3,675,584.71
Total Principal Collections                                                                 22,781,435.80
  Principal Collections(Net of TDA)                                                         22,422,064.80
  Transfer Deposit Amounts                                                                     359,371.00

Servicer Advances                                                                                    0.00
Policy Draw Amount                                                                                   0.00
Deficiency Amount                                                                                    0.00

INVESTOR CERTIFICATE DISTRIBUTIONS (PER $1,000 CERTIFICATE)
- ---------------------------------------------------------------------------------------------------------
TOTAL INVESTOR CERTIFICATE INTEREST DISTRIBUTION                                                4.5157972
- ---------------------------------------------------------------------------------------------------------
  Investor Certificate Interest                                                                 4.5157972
  Carryover Amount                                                                              0.0000000
  Interest on Carryover Amount                                                                  0.0000000
  Overdue Investor Certificate Interest                                                         0.0000000
  Interest on Overdue Investor Certificate Interest                                             0.0000000

- ---------------------------------------------------------------------------------------------------------
TOTAL INVESTOR CERTIFICATE PRINCIPAL DISTRIBUTION                                              19.6739174
- ---------------------------------------------------------------------------------------------------------
  Principal Distribution Amount                                                                19.5997904
  Investor Certificate Liquidation Loss Amount*                                                 0.0741270

- ---------------------------------------------------------------------------------------------------------
TOTAL INVESTOR CERTIFICATE DISTRIBUTION                                                        24.1897146
- ---------------------------------------------------------------------------------------------------------

OTHER DISTRIBUTIONS
Servicing Fee                                                                                  190,779.26
Reimbursement of previous Servicer Advances                                                          0.00

*to be paid to Investor Certificateholders

STATEMENT TO INVESTOR CERTIFICATEHOLDERS
FOR SIGNET HELOC TRUST 1995-A
HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1995-A
POOLING AND SERVICING AGREEMENT DATED DECEMBER 06, 1995


DISTRIBUTION DATE                                                                                 6/20/96
COLLECTION PERIOD                                                                     05/01/96 - 05/31/96

CHARGE OFFS, LOSSES, DELINQUENCIES AND REO
Current Period Charge Off Amounts                                                                    0.00
Current Period Liquidation Loss Amounts                                                         36,430.86
Current Period Investor Certificate Liquidation Loss Amounts                                    35,633.02
Accumulated Charge Off Amounts                                                                       0.00
Accumulated Liquidation Loss Amounts                                                            87,339.05
Accumulated Investor Certificate Liquidation Loss Amounts                                       85,317.58

- ---------------------------------------------------------------------------------------------------------
30-59 Days Delinquent
  # of Accounts                                                                                        86
  Principal Balance                                                                          2,488,984.97

60-89 Days Delinquent
  # of Accounts                                                                                        12
  Principal Balance                                                                            372,405.31

90 and Greater Days Delinquent
  # of Accounts                                                                                        11
  Principal Balance                                                                            254,280.07

REO
  # of Accounts                                                                                         0
  Principal Balance                                                                                  0.00
- ---------------------------------------------------------------------------------------------------------


OUTSTANDING PAYMENTS/REIMBURSEMENTS

Unpaid Carryover Amounts                                                                             0.00

Unreimbursed Servicer Advances                                                                       0.00

Unreimbursed Liquidation Loss Amount                                                                 0.00

DEFECTIVE/ELIGIBLE SUBSTITUTE MORTGAGE LOANS

Current Period Aggregate
Defective Mortgage Loans                                                                     1,424,943.57

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                                   0.00




SIGNET BANK, AS SELLER AND SERVICER

Signed:  /s/ Suzanne Bachman
Name: Suzanne Bachman
Title: Sr. Vice President


                                  page 6 of 6



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